Exhibit 99.1

VERUS INTERNATIONAL ACQUIRES CONTROLLING INTEREST IN N95 MASK AND BIOHAZARD SUIT MANUFACTURER

Gaithersburg, MD – April 3, 2020 – Verus International, Inc. (“Verus” or the “Company”) (OTCQB: VRUS) is pleased to announce that it has acquired a controlling 51% interest in ZC Top Apparel Manufacturing, Inc. (“ZC Top”), a Philippines-based maker of reusable N95 fabric masks and biohazard suits.

ZC Top produces a highly sought-after, premium mask that is N95 compliant and constructed of a washable shell and a multi-layer filter than can provide protection for three days before replacement. The multi-layer filter consists of BFE99, PFE99 melt-blown and spun-bond polypropylene, which are the same materials used in medical surgical and N95 disposable masks. The masks also feature an activated carbon filter that functions like a high-efficiency particulate air (HEPA) filter, giving an additional layer of protection compared to a regular N95 mask.

The ZC Top masks also incorporate exhalation valve technology to facilitate smoother breathing, along with cotton construction to create a high-quality reusable mask that is more comfortable and cost effective than many other anti-viral mask designs.

“Investors may be surprised to see us enter this business, but we have international trade experience that is highly sought after in this current environment. We were approached early in the COVID-19 crisis by the management team at ZC Top, who were experiencing an overwhelming number of requests for protective gear from governments and other entities around the world,” explained Verus International CEO Anshu Bhatnagar. “We are providing the funding and other resources to begin filling these pending orders as quickly as possible. We are not yet prepared to provide revenue estimates, but based on initial demand, we believe protective gear could eclipse all of our existing revenue sources.”

The new ZC Top subsidiary currently has request for quotes (RFQs) from the U.S. Government and other governments, agencies and sellers on multiple continents. The Philippines-based facility has a peak production capacity of ten million masks per month. Based on pending orders, the Company believes that it can operate at near capacity for the foreseeable future.

“This is a transformative moment for our company, giving us a new subsidiary that more than doubles our backlog overnight,” said Bhatnagar. “We worked hard to get the resources in place to unlock this unused capacity at a time when the world needs it most. This is an operating facility with an existing product line, so our investment will go directly to produce masks and biohazard suits. We expect this to be a very profitable enterprise within the first month of operation, with a positive impact on our future projections.”

Verus will provide additional details on this new subsidiary during the upcoming Fiscal 2019 financial results conference call on Monday, April 13, 2020 at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time).

About Verus International

Verus is a global, emerging multi-line consumer packaged goods (CPG) company developing branded product lines in the U.S., South America, and the Middle East. The Company trades on the OTC market (OTCQB: VRUS). Investors can find real-time quotes and market information for the Company on www.otcmarkets.com. Additional information is also available at the Company’s website, www.verusfoods.com, and via the official Twitter feed @Verus_Foods and the Big League Foods subsidiary Twitter feed @BigLeagueFoods.

Safe Harbor Statement

This press release contains certain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are identified by the use of the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “continue,” “predict,” “potential,” “project” and similar expressions that are intended to identify forward-looking statements. All forward-looking statements speak only as of the date of this press release. You should not place undue reliance on these forward-looking statements. Although we believe that our plans, objectives, expectations and intentions reflected in or suggested by the forward-looking statements are reasonable, we can give no assurance that these plans, objectives, expectations or intentions will be achieved. Forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from historical experience and present expectations or projections. Actual results could differ materially from those in the forward-looking statements and the trading price for our common stock may fluctuate significantly. Forward-looking statements also are affected by the risk factors described in the Company’s filings with the U.S. Securities and Exchange Commission. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.

Contacts

Investor Contact:

MKR Group Inc.
Todd Kehrli or Mark Forney

vrus@mkr-group.com